SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

Cotelligent, Inc.

(Name of Registrant as Specified In Its Charter)

G&G Holdings, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PROXY SERVICES
51 MERCEDES WAY
EDGEWOOD, NY 11717

G&G Holdings, LLC.

July 7, 2003

PLEASE VOTE TODAY!

The important annual meeting of Cotelligent, Inc. is only 3 days away.

We need your support to elect an independent representative to the board of directors. Help us put an end to the current board’s history of failure-the poor strategy, lack of vision and faulty leadership—which has cost shareholders 96% of the value of their investment since June 30, 2000.* Help us to elect Richard Green, the responsible, experienced and motivated shareholder representative Cotelligent’s Board needs and Cotelligent shareholders deserve.

Since time is short and your vote is of critical importance, we have established a method for you to vote by toll-free telephone. Please follow the simple steps listed below. If you have any questions or need assistance in voting your shares, please contact Innisfree M&A Incorporated, toll-free at 888-750-5834.

Thank you for your support,

Steve Galvanoni	Richard Green

*	Based on the Company’s closing price on June 10, 2003, the day before G&G announced its nomination of Richard Green

TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY
ARE AVAILABLE TO ASSIST YOU NOW!!!

INSTRUCTIONS

1.	Call Toll-Free 1-877-880-9547, anytime, day or night.

2.	Tell the operator that you wish to send a collect ProxyGram to ID No. 8702, G&G Holdings, LLC in Opposition to Cotelligent, Inc.

3.	State your name, address and telephone number.

4.	State the bank or broker at which your shares are held and your control number as shown below:

Name:	<NA.1>
Broker:	<Broker>
Control Number:	<ControlNum>
Number of Shares:	<NumShares>

5.	Give the operator your voting preferences, using the proxy text below.

COTELLIGENT, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 10, 2003 AT 9:00 A.M.
PACIFIC DAYLIGHT SAVINGS TIME
THIS PROXY IS BEING SOLICITED BY G&G HOLDINGS, LLC.

The undersigned stockholder of Cotelligent, Inc. hereby appoints Richard Green and Steve Galvanoni, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Cotelligent, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Hyatt Newporter, 1107 Jamboree Road, Newport Beach, California on July 10, 2003 at 9:00 a.m. Pacific Daylight Savings Time, and at any adjournment, postponement or rescheduling thereof (1) as hereinafter specified upon the proposal listed below and as more particularly described in the Proxy Statement of G&G Holdings, LLC dated June 24, 2003 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THE PROPOSAL.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE THIS PROXY AS INSTRUCTED ABOVE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

A vote FOR the following proposal is recommended by G&G Holdings, LLC:

1.	To elect our nominee, Richard Green, as a Class II director to hold office for a three-year term and until his successor is elected and qualified:

( )	FOR our nominee, Richard Green	( )	WITHHOLD AUTHORITY to vote for our nominee, Richard Green

Please give your name to the operator exactly as it appears hereon. If shares of stock are held jointly, please give each name to the operator. A corporation or partnership should give its full corporate or partnership name by an authorized person. Persons voting in a fiduciary capacity, should give their full titles in such capacity.

Additional Information

In connection with the Cotelligent’s annual meeting and election of directors, G&G Holdings filed a definitive proxy statement on June 23, 2003 concerning the meeting and election with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF COTELLIGENT ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN

IMPORTANT INFORMATION. Investors and security holders can obtain free copies of G&G Holdings’ proxy statement, and other documents when they become available, by contacting Richard Green, G&G Holdings, LLC, 26431 Crown Valley Parkway, Suite 210, Mission Viejo, CA 92691 (Telephone: (949) 582-2074). In addition, documents filed with the SEC by G&G Holdings will be available free of charge at the SEC’s web site at http://www.sec.gov.

Participants

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants on behalf of G&G Holdings in the solicitation of stockholders of Cotelligent in connection with the annual meeting and election of directors, and their interests in the solicitation, is set forth in the definitive proxy statement filed by G&G Holdings with the SEC on June 23, 2003.